Exhibit 10.15
NONSTATUTORY STOCK OPTION AGREEMENT
     AGREEMENT made as of the 12th day of June, 2006, between CONCHO RESOURCES INC., a Delaware corporation (the “Company”), and ___ (“Employee”).
     To carry out the purposes of the CONCHO RESOURCES INC. 2006 STOCK INCENTIVE PLAN (the “Plan”), by affording Employee the opportunity to purchase shares of the common stock of the Company, par value $0.001 per share (“Stock”), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Employee hereby agree as follows:
     1. Grant of Option. The Company hereby irrevocably grants to Employee the right and option (“Option”) to purchase all or any part of an aggregate of ___ shares of Stock on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control. Capitalized terms used but not defined in this Agreement shall have the meaning attributed to such terms under the Plan, unless the context requires otherwise. This Option shall not be treated as an incentive stock option within the meaning of section 422(b) of the Code.
     2. Purchase Price. The purchase price of Stock purchased pursuant to the exercise of this Option shall be $6.00 per share, which has been determined to be not less than the Fair Market Value of the Stock at the date of grant of this Option. For all purposes of this Agreement, Fair Market Value of Stock shall be determined in accordance with the provisions of the Plan.
     3. Exercise of Option. Subject to the earlier expiration of this Option as herein provided, this Option may be exercised, by written notice to the Company at its principal executive office addressed to the attention of its Corporate Secretary (or such other officer or employee of the Company as the Company may designate from time to time), at any time and from time to time after the date of grant hereof, but, except as otherwise provided below, this Option shall not be exercisable for more than a percentage of the aggregate number of shares offered by this Option determined by the number of full years from the date of grant hereof to the date of such exercise, in accordance with the following schedule:

Percentage of Shares
Number of Full Years	That May Be Purchased
Less than 1 year	0%
1 year	25%
2 years	50%
3 years	75%
4 years or more	100%
     This Option may be exercised only while Employee remains an employee of the Company and will terminate and cease to be exercisable upon Employee’s termination of employment with the Company, except that:
     (a) If Employee’s employment with the Company terminates by reason of disability (within the meaning of section 22(e)(3) of the Code), this Option may be exercised by Employee (or Employee’s estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) at any time during the period of one year following such termination, but only as to the number of shares Employee was entitled to purchase hereunder as of the date Employee’s employment so terminates.
     (b) If Employee dies while in the employ of the Company, Employee’s estate, or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee, may exercise this Option at any time during the period of one year following the date of Employee’s death, but only as to the number of shares Employee was entitled to purchase hereunder as of the date of Employee’s death.
     (c) If Employee’s employment with the Company terminates for any reason other than as described in (a) or (b) above, unless such employment is terminated for cause, this Option may be exercised by Employee at any time during the period of three months following such termination, or by Employee’s estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) during a period of one year following Employee’s death if Employee dies during such three month period, but in each case only as to the number of shares Employee was entitled to purchase hereunder as of the date Employee’s employment so terminates. As used in this paragraph, the term “cause” shall have the meaning assigned to such term in Employee’s employment agreement with the Company or any Affiliate; provided, however, that if Employee does not have such an employment agreement or Employee’s employment agreement does not define the term “cause,” then “cause” shall mean that Employee (i) has engaged in gross negligence, gross incompetence or willful misconduct in the performance of Employee’s duties with respect to the Company or any Affiliate, (ii) has refused without proper legal reason to perform Employee’s duties and responsibilities to the Company or any Affiliate faithfully and to the best of Employee’s abilities, (iii) has materially breached any material provision of a written agreement or corporate policy or code of conduct established by the Company or any Affiliate, (iv) has willfully engaged in conduct that is materially injurious to the Company or any Affiliate,

(v) has failed to meet the performance objectives or standards established for Employee’s job position by Employee’s employer, (vi) has committed an act of fraud, embezzlement or willful breach of a fiduciary duty to the Company or any Affiliate, or (vii) has been convicted of (or pleaded no contest to) a crime involving fraud, dishonesty or moral turpitude or any felony (or a crime of similar import in a foreign jurisdiction).
This Option shall not be exercisable in any event after the expiration of 10 years from the date of grant hereof. The purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise (a) in cash (including check, bank draft or money order payable to the order of the Company), (b) if the Stock is readily tradable on a national securities market or if permitted by the Committee in its sole discretion, by delivering or constructively tendering to the Company shares of Stock having a Fair Market Value equal to the purchase price (provided such shares used for this purpose must have been held by Employee for such minimum period of time as may be established from time to time by the Committee), (c) if the Stock is readily tradable on a national securities market, through a “cashless exercise” in accordance with a Company established policy or program for the same, if any, or (d) any combination of the foregoing. No fraction of a share of Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the exercise price thereof; rather, Employee shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Stock. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Employee, Employee (or the person permitted to exercise this Option in the event of Employee’s death) shall not be or have any of the rights or privileges of a shareholder of the Company with respect to shares acquirable upon an exercise of this Option.
     4. Transfer Restrictions; Repurchases. Shares of Stock purchased pursuant to the exercise of this Option shall be subject to the transfer restrictions, repurchase provisions and other terms and conditions set forth in Exhibit A attached hereto. Employee agrees that Employee and Employee’s spouse, if any, will, at any time and from time to time as requested by the Company, execute and deliver to the Company such other documents and instruments, if any, as the Committee or the Board, in their discretion, may require to evidence such persons’ agreement to be bound by the terms of Exhibit A. The terms and conditions of Exhibit A shall survive the termination of this Option and this Agreement. Notwithstanding anything to the contrary in this Section 4 or Exhibit A, (a) neither this Section 4 nor the terms of Exhibit A shall apply if the shares of stock acquired by exercise of this Option are subject to or bound by the terms of that certain Stockholders’ Agreement among the Company and certain securityholders thereof dated February 27, 2006 (the “Stockholders’ Agreement”) and (b) this Section 4 and Exhibit A (other than Section 7 of Exhibit A) shall cease to apply on the date upon which the Company (or a successor thereto) first becomes publicly held. For purposes of the preceding sentence, the Company (or a successor thereto) shall be considered “publicly held” if the securities that are of the same class as the Stock (or the securities for which the Stock are exchanged as described in Paragraph IX of the Plan) shall be registered under Section 12 of the Exchange Act.
     5. Withholding of Tax. To the extent that the exercise of this Option or the disposition of shares of Stock acquired by exercise of this Option results in compensation income or wages to Employee for federal, state or local tax purposes, Employee shall deliver to the

Company at the time of such exercise or disposition such amount of money or, if permitted by the Committee in its sole discretion, shares of Stock as the Company may require to meet its minimum obligation under applicable tax laws or regulations. No exercise of this Option shall be effective until Employee (or the person entitled to exercise this Option, as applicable) has made arrangements approved by the Company to satisfy all applicable minimum tax withholding requirements of the Company.
     6. Status of Stock. Employee understands that at the time of the execution of this Agreement the shares of Stock to be issued upon exercise of this Option have not been registered under the Securities Act of 1933, as amended (the “Act”), or any state securities law, and that the Company does not currently intend to effect any such registration. Until the shares of Stock acquirable upon the exercise of the Option have been registered for issuance under the Act, the Company will not issue such shares unless the holder of the Option provides the Company with a written opinion of legal counsel, who shall be satisfactory to the Company, addressed to the Company and satisfactory in form and substance to the Company’s counsel, to the effect that the proposed issuance of such shares to such Option holder may be made without registration under the Act. In the event exemption from registration under the Act is available upon an exercise of this Option, Employee (or the person permitted to exercise this Option in the event of Employee’s death or incapacity), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.
     Employee agrees that the shares of Stock which Employee may acquire by exercising this Option shall be acquired for investment without a view to distribution, within the meaning of the Act, and shall not be sold, transferred, assigned, pledged or hypothecated in the absence of an effective registration statement for the shares under the Act and applicable state securities laws or an applicable exemption from the registration requirements of the Act and any applicable state securities laws. Employee also agrees that the shares of Stock which Employee may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws.
     In addition, Employee agrees that (i) the certificates representing the shares of Stock purchased under this Option may bear such legend or legends as the Committee deems appropriate in order to assure compliance with the terms and provisions of Exhibit A or the Stockholders’ Agreement, as applicable, and applicable securities laws, (ii) the Company may refuse to register the transfer of the shares of Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of the terms and provisions of Exhibit A or the Stockholders’ Agreement, as applicable, or any applicable securities law, and (iii) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Stock purchased under this Option.
     7. Employment Relationship. For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company, an Affiliate, or a corporation or a parent or subsidiary of such corporation assuming or substituting a new option for this Option. Without limiting the scope of the preceding sentence, it is expressly provided that Employee shall be considered to have terminated employment with the Company at the time of the termination of the “Affiliate” status under the Plan of the entity or other organization that employs Employee. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee (or its delegate) and its determination shall be final.
     8. Surrender of Option. At any time and from time to time prior to the termination of this Option, Employee may surrender all or a portion of this Option to the Company for no consideration by providing written notice to the Company at its principal executive office addressed to the attention of its Corporate Secretary (or such other officer or employee of the Company as the Company may designate from time to time). Such notice shall specify the number of shares with respect to which this Option is being surrendered and, if this Option is being surrendered with respect to less than all of the shares then subject to this Option, then such notice shall also specify the date upon which this Option became (or would become) exercisable in accordance with Paragraph 3 with respect to the shares being surrendered.
     9. Acknowledgements Regarding Section 409A of the Code. Employee understands that if the purchase price of the Stock under this Option is less than the fair market value of such Stock on the date of grant of this Option, then Employee may incur adverse tax consequences under section 409A of the Code. Employee acknowledges and agrees that (a) Employee is not relying upon any determination by the Company, its Affiliates, or any of their respective employees, directors, officers, attorneys or agents (collectively, the “Company Parties”) of the fair market value of the Stock on the date of grant of this Option, (b) Employee is not relying upon any written or oral statement or representation of the Company Parties regarding the tax effects associated with Employee’s execution of this Agreement and Employee’s receipt, holding and exercise of this Option, and (c) in deciding to enter into this Agreement, Employee is relying on Employee’s own judgment and the judgment of the professionals of Employee’s choice with whom Employee has consulted. Employee hereby releases, acquits and forever discharges the Company Parties from all actions, causes of actions, suits, debts, obligations, liabilities, claims, damages, losses, costs and expenses of any nature whatsoever, known or unknown, on account of, arising out of, or in any way related to the tax effects associated with Employee’s execution of this Agreement and Employee’s receipt, holding and exercise of this Option.
     10. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.
     11. Entire Agreement. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Option granted hereby; provided, however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment and/or severance agreement between the Company (or an Affiliate) and the Employee in effect as of the date a determination is to be made under this Agreement. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect.

Any modification of this Agreement shall be effective only if it is in writing and signed by both Employee and an authorized officer of the Company.
     12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to conflicts of laws principles thereof.
     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Employee has executed this Agreement, all as of the day and year first above written.

CONCHO RESOURCES INC.

By:

Steven L. Beal, President

Employee
SPOUSAL CONSENT
     Employee’s spouse, if any, is fully aware of, understands and fully consents and agrees to the provisions of this Agreement and its binding effect upon any marital or community property interests he/she may now or hereafter own, and agrees that the termination of his/her and Employee’s marital relationship for any reason shall not have the effect of removing this Option or any Stock purchased under this Agreement from coverage hereunder and that his/her awareness, understanding, consent and agreement are evidenced by his/her signature below.

Signature of Spouse

Printed Name of Spouse

EXHIBIT A TO
NONSTATUTORY STOCK OPTION AGREEMENT
PROVISIONS RELATING TO TRANSFERS; REPURCHASES
     Capitalized terms used in this Exhibit and not otherwise defined herein shall have the meaning given to them in Section 9 of this Exhibit. Unless the context requires otherwise, all references in this Exhibit to Sections refer to the Sections of this Exhibit.
     1. General Rule. Employee may not Transfer all or any portion of the shares of Common Stock issued upon exercise of the option (the “Option”) referenced in the Nonstatutory Stock Option Agreement to which this Exhibit is attached (the “Option Shares”) other than in accordance with the terms of this Exhibit, and any attempted Transfer that is not in accordance with this Exhibit shall be, and is hereby declared, null and void and will not be recognized by the Company. Subject to the provisions of Section 6, nothing in this Exhibit shall prohibit a Permitted Transfer of Option Shares.
     2. Right of First Refusal.
     (a) The provisions of Section 2(b) shall not apply to (i) repurchases of Option Shares by the Company to the extent covered in Section 5, (ii) a Transfer of Option Shares as part of a Sale of the Company Transaction, which is covered in Section 3, (iii) a Transfer as part of a Merger Transaction, which is covered in Section 4, or (iv) a Permitted Transfer.
     (b) If Employee desires to Transfer any Option Shares to any Person (including another stockholder of the Company), pursuant to an offer made by another Person (an “Acquisition Proposal”), then, before selling such shares, Employee shall first offer to sell to the Company the Option Shares Employee desires to sell to the offering party on the same terms as offered by the offering party (except that any non-cash consideration offered by the offering party may be paid in cash by the Company). Employee shall promptly notify the Company in writing if Employee desires to Transfer any Option Shares to another Person. Employee shall ensure that such notice (the “Disposition Notice”) sets forth the following information in respect of the proposed Transfer: the name and address of the prospective buyer (the “Proposed Transferee”), the number of Option Shares such buyer proposes to acquire pursuant to the Acquisition Proposal (the “Subject Shares”), the per-share purchase price offered by such Proposed Transferee and reasonable detail concerning any non-cash portion of the proposed purchase price, if any.
     (c) The giving of a Disposition Notice by Employee to the Company shall constitute an offer by Employee to sell all of the Subject Shares to the Company on the terms and conditions set forth in the Disposition Notice, except that the Company may pay cash in lieu of any non-cash consideration described in the Acquisition Proposal. The amount of cash payable in lieu of non-cash consideration shall equal the fair market value of the non-cash consideration determined in good faith by the Board within 15 days after the Company receives the Disposition Notice. The Board’s determination shall be final and binding for these purposes so long as its valuation is made using a reasonable and recognized valuation methodology. The option granted to the Company is only exercisable for 15 days after the Company’s receipt of the Disposition

Notice unless the Board must determine the fair market value of any non-cash consideration, in which case the option shall be exercisable for 15 days after the Board makes its determination. If the Company elects to exercise the option, the Company shall communicate in writing such election to Employee before the applicable 15-day period described above. The written election of the Company to purchase shall constitute its irrevocable acceptance of the offer set forth in the Disposition Notice with respect to all or a portion of the Subject Shares it elects to purchase.
     (d) The closing of the purchase and sale of the Subject Shares to the Company pursuant to this Section 2 shall be at 9:00 a.m. on the 20th Business Day following the date the Company gives Employee the election notice described in subsection (c) above. However, the Company and Employee may mutually agree on a different closing date. At the closing, the consideration to be paid by the Company in accordance with Section 2(c) shall be delivered by the Company to Employee, and Employee shall represent and warrant to the Company that the Subject Shares are free and clear of all liens, encumbrances and adverse claims. Employee shall deliver to the Company the stock certificates representing the Subject Shares accompanied by duly executed stock powers and such other matters as are deemed reasonably necessary by the Company for the proper transfer of the Subject Shares. The Company and Employee shall cooperate in good faith in obtaining all necessary governmental and other third-person approvals, waivers and consents required for the closing.
     (e) If the Company does not elect to purchase the Subject Shares in accordance with the provisions of this Section 2, Employee shall be free to Transfer the Subject Shares so long as the Transfer is on the same terms and to the same buyer as Employee described in the Disposition Notice. The Transfer to such buyer must comply with the conditions described in Section 6. If the Transfer to such buyer is not completed within 60 days after Employee delivers the Disposition Notice to the Company, Employee will not be allowed to Transfer the Subject Shares without repeating the procedures described in this Section 2.
     3. Sale of the Company Transaction.
     (a) If, in connection with any Sale of the Company Transaction, the holders of a majority of the shares of the Common Stock then outstanding and entitled to vote on such matter approve such transaction, then Employee agrees to, in the case of a stock sale or stock exchange, Transfer to the buyer or, in the case of a recapitalization, Transfer to the Company, a number of Option Shares equal to the product (rounded to the nearest whole share) of (i) the aggregate number of shares of Common Stock proposed to be acquired by the buyer or to be repurchased by the Company, as applicable, and (ii) a fraction, the numerator of which equals the number of Option Shares owned by Employee, and the denominator of which equals the total number of outstanding shares of Common Stock owned by all Persons including Employee.
     (b) In connection with a Transfer described in this Section 3, Employee shall (i) only be required to represent and warrant as to the unencumbered title to his or her Option Shares subject to the Transfer, (ii) be required to bear Employee’s pro rata share of any post-closing indemnity obligations, (iii) be subject to the same post-closing purchase price adjustments, escrow terms, offset rights and holdback terms as the other holders of Common Stock of the Company and (iv) be required to deliver customary Transfer documentation.

     (c) Employee shall take such other actions as may be reasonably required and otherwise cooperate in good faith with the Company and the other stockholders of the Company in connection with consummating the proposed Sale of the Company Transaction.
     (d) To the extent elected by the Company, all of the consideration payable to all of the selling stockholders of the Company in a Sale of the Company Transaction first shall be aggregated by the Company, as disbursing agent, before distributing any such consideration to any of the stockholders of the Company. The Company, acting solely as the disbursing agent of the stockholders of the Company, shall then distribute the aggregate consideration to the stockholders of the Company in the same manner and order of priority that such consideration would have been distributed had such distribution been made in complete liquidation of the Company in accordance with the various liquidation preferences and liquidation amounts governing the various classes or series of capital stock of the Company.
     (e) If the Sale of the Company Transaction involves the issuance of any stock or other equity consideration in a transaction not involving a public offering and Employee is not an accredited investor (as defined under Rule 501 of Regulation D of the Securities Act), then the Company (at the direction of the Board or request of the holders of a majority of the shares of Common Stock to be sold in such transaction) may require Employee (i) to receive solely cash in such transaction, (ii) to otherwise be cashed out (by repurchase or otherwise) by the Company or any other stockholder of the Company prior to the consummation of such transaction and/or (iii) to appoint a purchaser representative (as contemplated by Rule 506 of Regulation D of the Securities Act) selected by the Company to act on behalf of Employee.
     (f) Employee hereby makes, constitutes and appoints the Secretary of the Company as Employee’s true and lawful attorney-in-fact for Employee and in Employee’s name, place, and stead and for Employee’s use and benefit, to sign, execute, certify, acknowledge, swear to, file and record any instrument that is now or may hereafter be deemed necessary by the Company in its reasonable discretion to carry out fully the provisions and the agreements, obligations and covenants of Employee in this Section 3. Employee hereby gives such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in connection with Employee’s obligations and agreements pursuant to this Section 3 as fully as Employee might or could do personally, and hereby ratifies and confirms all that any such attorney-in-fact shall lawfully do or cause to be done by virtue of the power of attorney granted hereby. The power of attorney granted pursuant to this Section 3(f) is a special power of attorney, coupled with an interest, and is irrevocable, and shall survive the bankruptcy, insolvency, disability or death of Employee.
     4. Merger Transaction.
     (a) In connection with any transaction whereby the Company would merge or consolidate with and into a Person that is not the Company’s parent or an Affiliate thereof or in connection with a sale of all or substantially all of the assets of the Company (each, a “Merger Transaction”) that has been approved by a majority of the holders of Common Stock entitled to vote for the approval of such Merger Transaction, Employee agrees that he or she will irrevocably consent to, vote in favor of and participate in such Merger Transaction on the same terms and conditions as are applicable to the other holders of Common Stock.

     (b) In connection with any Merger Transaction, Employee shall (i) only be required to represent and warrant as to the unencumbered title to her or her Option Shares subject to the Merger Transaction, (ii) be required to bear Employee’s pro rata share of any post-closing indemnity obligations, (iii) be subject to the same post-closing purchase price adjustments, escrow terms, offset rights and holdback terms as the other holders of Common Stock of the Company and (iv) be required to deliver customary stock powers, letters of transmittal or other similar Transfer documentation. Employee agrees that he or she will take such actions as may be reasonably required and otherwise cooperate in good faith with the Company and the other stockholders of the Company in connection with consummating the proposed Merger Transaction.
     (c) To the extent elected by the Company, all of the consideration payable to the stockholders of the Company in a Merger Transaction first shall be aggregated by the Company, as disbursing agent, before distributing any such consideration to any of the stockholders of the Company. The Company, acting solely as the disbursing agent of the stockholders of the Company, shall then distribute the aggregate consideration to the stockholders of the Company in the same manner and order of priority such consideration would have been distributed had such distribution been made in complete liquidation of the Company in accordance with the various liquidation preferences and liquidation amounts governing the various classes or series of capital stock of the Company.
     (d) If the Merger Transaction involves the issuance of any stock consideration in a transaction not involving a public offering and Employee is not an accredited investor (as defined under Rule 501 of Regulation D of the Securities Act), then the Company (at the direction of the Board or request of the holders of a majority of shares of Common Stock entitled to vote on the merger) may require Employee (i) to receive solely cash in such transaction, (ii) to otherwise be cashed out (by repurchase or otherwise) by the Company or any other stockholder of the Company prior to the consummation of such transaction and/or (iii) to appoint a purchaser representative (as contemplated by Rule 506 of Regulation D of the Securities Act) selected by the Company to act on behalf of Employee.
     (e) Employee shall not have any dissenters’ or appraisal rights with respect to Option Shares required to be sold in any Merger Transaction, and Employee hereby releases and waives, and will execute such further instruments as the Company reasonably requests to further evidence the release and waiver of such rights.
     (f) Employee hereby makes, constitutes and appoints the Secretary of the Company as Employee’s true and lawful attorney-in-fact for Employee and in Employee’s name, place, and stead and for Employee’s use and benefit, to sign, execute, certify, acknowledge, swear to, file and record any instrument that is now or may hereafter be deemed necessary by the Company in its reasonable discretion to carry out fully the provisions and the agreements, obligations and covenants of Employee in this Section 4. Employee hereby gives such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in connection with Employee’s obligations and agreements pursuant to this Section 4 as fully as Employee might or could do personally, and hereby ratifies and confirms all that any such attorney-in-fact shall lawfully do or cause to be done by virtue of the power of attorney granted hereby. The power of attorney granted pursuant to this

Section 4(f) is a special power of attorney, coupled with an interest, and is irrevocable, and shall survive the bankruptcy, insolvency, disability or death of Employee.
     5. Repurchase Options.
     (a) Employee Repurchase Event. Within 30 days after the occurrence of any Employee Repurchase Event, Employee or his or her personal representative (in the event of Employee’s death or disability), as applicable, shall give written notice of such event to the Company. The failure of Employee or Employee’s personal representative to give such notice shall in no way prevent the Company from exercising its rights under this Section 5(a). During the 60-day period following the Company’s receipt of written notice of the Employee Repurchase Event (or actual knowledge of the occurrence of an Employee Repurchase Event), and during the 60-day period after each exercise of the Option that occurs after the date of the Employee Repurchase Event, the Company may purchase, at its sole election, all or any portion of the Option Shares held by Employee, by Employee’s estate and by any other Person who received Option Shares directly or indirectly from Employee, for a purchase price equal to the Market Value thereof. If the Company wishes to exercise a repurchase option granted hereto, it must provide written notice within an applicable 60-day repurchase option period to Employee specifying the number of Option Shares it elects to purchase. Within 10 days after the exercise of a repurchase option by the Company, the then current holder or holders of such Option Shares shall deliver the stock certificates representing the applicable Option Shares to the Company, together with appropriate stock powers or stock assignments, in consideration for the purchase price specified above paid in the form of cash from the Company. Delivery of the Option Shares and related stock powers by the holder shall constitute a representation to the Company that such person owns such Option Shares free and clear of all adverse charges, liens, claims and encumbrances.
     (b) Spousal Trigger Event. Within 30 days after the occurrence of any Spousal Trigger Event affecting Employee, Employee shall give written notice of such Spousal Trigger Event to the Company. The failure of Employee to give such notice shall in no way prevent the Company from exercising its rights under this Section 5(b). If Employee does not succeed to the entire community property or other interest of Employee’s spouse in the Option and/or the Option Shares, then the Company shall have the right, at its sole election, to purchase all or any portion of the Option Shares then or thereafter owned by Employee’s spouse or such spouse’s heirs, descendants or legal representatives or acquired by any other Person directly or indirectly from any of the foregoing. The Company’s repurchase rights described in the preceding sentence shall be exercisable during the 60-day period following the Company’s receipt of written notice of the Spousal Trigger Event (or actual knowledge of the occurrence of a Spousal Trigger Event) and during the 60-day period after each exercise of the Option that occurs after the date of the Spousal Trigger Event by Employee’s spouse or such spouse’s heirs, descendants or legal representatives or any other Person who directly or indirectly acquires a portion of the Option and/or Option Shares from any of the foregoing. The purchase price for each Option Share to be paid by the Company in the event it exercises a repurchase option granted hereto shall be the Market Value of such share as of the date of such exercise. If the Company wishes to exercise a repurchase option granted hereto, it must provide written notice within an applicable 60-day repurchase option period to Employee, specifying the number of such Option Shares it elects to purchase. Upon receipt of any such notice, Employee will promptly deliver such notice to Employee’s spouse or Employee’s spouse’s estate representative, heirs or other appropriate Person, as applicable. Within 10 days after the exercise of a repurchase option by the Company, the then current holder or holders of such Option Shares shall deliver the stock certificates representing the applicable Option Shares to the Company, together with appropriate stock powers or stock assignments, in consideration for the purchase price specified above paid in the form of cash from the Company. Delivery of the Option Shares and related stock powers by the holder shall constitute a representation to the Company that such person owns such Option Shares free and clear of all adverse charges, liens, claims and encumbrances.
     6. Conditions to Transfers; Continued Applicability of Exhibit.
     (a) As a condition to any Transfer permitted under this Exhibit (including Permitted Transfers and Transfers contemplated by Sections 2, 3, 4 and 5), any transferee of the Option Shares and his or her spouse shall be required to sign an agreement with the Company substantially in the form of this Exhibit. Notwithstanding such Person’s failure to execute an agreement in accordance with the preceding sentence (whether such Transfer resulted by operation of law or otherwise), such Person and such Option Shares shall be subject to the same restrictions as if such Option Shares were still held by the transferor.
     (b) No Option Shares may be Transferred (other than pursuant to an effective registration statement under the Securities Act) unless Employee first delivers to the Company evidence reasonably satisfactory to the Company (such as an opinion of counsel) to the effect that such Transfer is not required to be registered under the Securities Act; provided, the Company may waive any requirement to deliver a legal opinion under this Section 6(b).
     7. Standstill. With respect to an initial public offering or any other underwritten public offering, notwithstanding anything to the contrary in this Exhibit, Employee shall not effect any public sale or distribution of any of the Option Shares, including any sale pursuant to Rule 144, or any successor provision, under the Securities Act, during the 14 days prior to the anticipated effective date of the applicable registration statement or during the period after such effective date that the managing underwriter and the Company shall agree; provided, such post-effective date standstill period shall not exceed 180 days or be less than 90 days.
     8. Common Stock Legend.
     (a) In addition to any other legend that may be required by law, each certificate for Option Shares shall bear a legend in substantially the following form:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCKHOLDERS’ AGREEMENT DATED AS OF FEBRUARY 27, 2006, BY AND AMONG THE COMPANY AND CERTAIN SECURITYHOLDERS AND/OR THE STOCK OPTION AGREEMENT DATED AS OF JUNE 12, 2006, AS AMENDED OR RESTATED FROM TIME TO TIME, COPIES OF

EACH OF WHICH MAY BE OBTAINED UPON REQUEST FROM CONCHO RESOURCES INC. OR ANY SUCCESSOR THERETO.
     (b) If any Option Shares cease to be subject to any and all restrictions on Transfer set forth in this Exhibit, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such Option Shares without the second sentence of the legend set forth above endorsed thereon.
     9. Definitions. As used in this Exhibit, the following terms shall have the respective meanings set forth below:
     “Affiliate” has the meaning assigned to such term in the Company’s 2006 Stock Incentive Plan.
     “Board” means the Board of Directors of the Company.
     “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in Midland, Texas are authorized or required by law to close.
     “Common Stock” means the common stock, par value $0.001 per share, of the Company, or any security into which such common stock may be changed by reason of any transaction or event of the type described in Article IX of the Company’s 2006 Stock Incentive Plan.
     “Employee Repurchase Event” means any of the following:
     (a) the termination of Employee’s employment with the Company or its Affiliates for any reason;
     (b) the Transfer or attempted Transfer by Employee of all or any portion of Employee’s Common Stock in violation of this Exhibit;
     (c) the failure of Employee to comply in any material respect with the terms of this Exhibit;
     (d) the occurrence of any of the following events affecting Employee: (i) an assignment of a significant portion of the assets of Employee for the benefit of Employee’s creditors; (ii) the commencement of bankruptcy, reorganization, arrangement or liquidation proceedings, state or federal, by Employee or against Employee; or (iii) the attachment of, execution against, levy upon or other seizure of Employee’s Common Stock; or
     (e) Employee’s death.
     “Market Value” means the fair market value determined in good faith by the Board.
     “Permitted Transfer” means (a) any Transfer to (i) any parent, sibling, child or grandchild of Employee, (ii) any trust, limited partnership, limited liability company or other entity having as its sole beneficiaries or owners Employee, any Persons described in clause (a)(i) preceding or any combination of the foregoing or (iii) any institution qualified as tax-exempt under section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or any trust the beneficiaries of which include only such tax-exempt institutions, (b) any Transfer by any trust or other entity described in clause (a)(ii) to its beneficiaries or equity owners, (c) any Transfer designated as a “Permitted Transfer” by resolution of the majority of the disinterested directors of the Board and (d) any Transfer to the Company or any subsidiary of the Company.
     “Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
     “Sale of the Company Transaction” means any transaction or series of related transactions (including a recapitalization, merger or other business combination) that, after giving effect thereto, would result in the holders of all of the Common Stock outstanding immediately prior to the consummation of such transaction having record ownership, directly or indirectly, of less than 50% of all the common stock of the surviving entity outstanding immediately after the consummation of such transaction.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Spousal Trigger Event” means the occurrence of any of the following:
     (a) the divorce of Employee; or
     (b) the death of Employee’s spouse.
     “Transfer” including the correlative terms “Transferring” or “Transferred” means any direct or indirect transfer, assignment, sale, gift, pledge, hypothecation or other encumbrance, or any other disposition (whether voluntary, involuntary or by operation of law) of Common Stock, including derivative or similar transactions or arrangements whereby a portion or all of the economic interest in, risk of loss or opportunity for gain with respect to, or voting or other rights of any Common Stock are transferred or shifted to another Person.

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